Exhibit 10.2

Space Above Line Reserved For Recorder’s Use

1.	Title of Document:	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing

2.	Date of Document:	October 26, 2023

3.	Grantor:	Digital Ally, Inc.
14001 Marshall Drive
Lenexa, Kansas 66215

4.	Grantee(s):	Kompass Kapital Funding, LLC
9800 Avenue, Suite 120
Overland Park, Kansas, 66212

5.	Legal Description:	See Exhibit A annexed to the document.

(This Document Serves as a Fixture Filing under Section 84-9-502 of the Kansas Statutes Annotated.)

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS MORTGAGE, THE MAXIMUM AMOUNT OF PRINCIPAL INDEBTEDNESS SECURED BY THIS MORTGAGE, INCLUDING FUTURE ADVANCES AND FUTURE OBLIGATIONS, IS $4,880,000.00.

MORTGAGE, ASSIGNMENT OF LEAES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING

THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this “Security Instrument”) is made as of October 26, 2023, by DIGITAL ALLY, INC., a Nevada corporation, as mortgagor (“Grantor”), for the benefit of KOMPASS KAPITAL FUNDING, LLC, a Kansas limited liability company, having an address at 9800 Avenue, Suite 120, Overland Park, Kansas, 66212, as mortgagee (“Lender”).

W I T N E S S E T H:

WHEREAS, this Security Instrument is given to secure certain loans (collectively, the “Loan”) in the maximum aggregate principal amount of Four Million Eight Hundred Eighty Thousand and 00/100 dollars ($4,880,000.00) or so much thereof as may be advanced pursuant to that certain Loan and Security Agreement dated as of the date hereof between Grantor, Digital Ally Healthcare, Inc., a Delaware corporation (individually and collectively with Grantor, the “Borrower”) and Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, the Loan is evidenced by that certain promissory dated the date hereof made by Borrower to Lender (collectively, and as the same may be amended, restated, replaced, extended, renewed, supplemented or otherwise modified from time to time, the “Note”);

WHEREAS, Borrower desires to secure the payment of the Obligations (as defined in the Loan Agreement) and other costs, expenses, fees and interest relating the Loan, and the other Obligations of Borrower under the Note, the Loan Agreement and the other Loan Documents (as defined below) and the performance of all of its obligations under the Loan Agreement and the other Loan Documents (collectively, the “Debt”); and

WHEREAS, this Security Instrument is given pursuant to the Loan Agreement and each and every term and provision of the Loan Agreement and the Note, including the rights, remedies, obligations, covenants, conditions, agreements, indemnities, representations and warranties of the parties therein, are hereby incorporated by reference herein as though set forth in full and will be considered a part of this Security Instrument (the Loan Agreement, the Note, this Security Instrument and all other documents evidencing or securing the Debt or delivered in connection with the Loan, together with all amendments, restatements, replacements, extensions, renewals, supplements or other modifications of any of the foregoing, are hereinafter referred to collectively as the “Loan Documents”).

NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Security Instrument:

Article 1 - GRANTS OF SECURITY

Section 1.1 Property Mortgaged. Grantor does hereby irrevocably MORTGAGE AND WARRANT to Lender, and grant a security interest to Lender in, the following property, rights, interests and estates now owned, or hereafter acquired by Grantor (collectively, the “Property”):

(a) Land. The real property described in Exhibit A attached hereto and made a part hereof (the “Land”);

1

(b) Additional Land. All additional lands, estates and development rights hereafter acquired by Grantor for use in connection with the Land and the development of the Land and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Security Instrument;

(c) Improvements. The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (collectively, the “Improvements”);

(d) Easements. All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Grantor of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;

(e) Equipment. All “equipment,” as such term is defined in Article 9 of the Uniform Commercial Code (as hereinafter defined), now owned or hereafter acquired by Grantor, which is used at or in connection with the Improvements or the Land or is located thereon or therein (including all machinery, equipment, furnishings, and electronic data-processing and other office equipment now owned or hereafter acquired by Grantor and any and all additions, substitutions and replacements of any of the foregoing), together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto (collectively, the “Equipment”);

(f) Fixtures. All Equipment now owned, or the ownership of which is hereafter acquired, by Grantor which is so related to the Land and Improvements forming part of the Property that it is deemed fixtures or real property under the law of the particular state in which the Equipment is located, including all building or construction materials intended for construction, reconstruction, alteration or repair of or installation on the Property, construction equipment, appliances, machinery, plant equipment, fittings, apparatuses, fixtures and other items now or hereafter attached to, installed in or used in connection with (temporarily or permanently) any of the Improvements or the Land, including engines, devices for the operation of pumps, pipes, plumbing, cleaning, call and sprinkler systems, fire extinguishing apparatuses and equipment, heating, ventilating, plumbing, laundry, incinerating, electrical, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances and equipment, pollution control equipment, security systems, disposals, dishwashers, refrigerators and ranges, recreational equipment and facilities of all kinds, and water, gas, electrical, storm and sanitary sewer facilities, utility lines and equipment (whether owned individually or jointly with others, and, if owned jointly, to the extent of Grantor’s interest therein) and all other utilities whether or not situated in easements, all water tanks, water supply, water power sites, fuel stations, fuel tanks, fuel supply, and all other structures, together with all accessions, appurtenances, additions, replacements, betterments and substitutions for any of the foregoing and the proceeds thereof (collectively, the “Fixtures”);

2

(g) Personal Property. All furniture, furnishings, objects of art, machinery, goods, tools, supplies, appliances, general intangibles, contract rights, accounts, accounts receivable, franchises, licenses, certificates and permits, and all other personal property of any kind or character whatsoever (as defined in and subject to the provisions of the Uniform Commercial Code as hereinafter defined), other than Fixtures, which are now or hereafter owned by Grantor and which are located within or about the Land and the Improvements, together with all accessories, replacements and substitutions thereto or therefor and the proceeds thereof (collectively, the “Personal Property”), and the right, title and interest of Grantor in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state, states, commonwealth or commonwealths where any of the Property is located (as amended from time to time, the “Uniform Commercial Code”), superior in lien to the lien of this Security Instrument and all proceeds and products of the above;

(h) Leases and Rents. All leases, subleases, lettings, licenses, concessions or other agreements (whether written or oral) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of the Land and the Improvements, and every modification, amendment or other agreement relating to such leases, subleases or other agreements entered into in connection with such leases, subleases or other agreements and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto, heretofore or hereafter entered into, whether before or after the filing by or against Grantor of any petition for relief under 11 U.S.C. §101 et seq., as the same may be amended from time to time (the “Bankruptcy Code”) (collectively, the “Leases”) and all right, title and interest of Grantor, its successors and assigns therein and thereunder, including all cash, letters of credit or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Grantor or its agents or employees from any and all sources arising from or attributable to the Property, including all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by Grantor and proceeds, if any, from business interruption or other loss of income insurance whether paid or accruing before or after the filing by or against Grantor of any petition for relief under the Bankruptcy Code (collectively, the “Rents”) and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Obligations (as hereinafter defined);

(i) Condemnation Awards. All awards or payments (including any administrative fees or attorneys’ fees), including interest thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property;

3

(j) Insurance Proceeds. All proceeds (including any administrative fees or attorneys’ fees) in respect of the Property under any insurance policies covering the Property, including the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property;

(k) Tax Certiorari. All refunds, rebates or credits in connection with reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction;

(l) Rights. Upon and during the continuance of an Event of Default, the right, in the name and on behalf of Grantor, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Lender in the Property;

(m) Agreements. All agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements and any part thereof and all right, title and interest of Grantor therein and thereunder, including the right, upon the happening of any default hereunder, to receive and collect any sums payable to Grantor thereunder;

(n) Trademarks. Reserved;

(o) Accounts. All reserves, escrows and deposit accounts maintained by Grantor with respect to the Property, including all accounts established or maintained pursuant to the Loan Documents; together with all deposits or wire transfers made to such accounts and all cash, checks, drafts, certificates, securities, investment property, financial assets, instruments and other property held therein from time to time and all proceeds, products, distributions or dividends or substitutions thereon and thereof;

(p) Reserved.

(q) Proceeds. All proceeds of any of the foregoing, including, without limitation, proceeds of insurance and condemnation awards, whether cash, liquidation or other claims or otherwise; and

(r) Other Rights. Any and all other rights of Grantor in and to the items set forth in Subsections (a) through (q) above.

AND without limiting any of the other provisions of this Security Instrument, to the extent permitted by applicable law, Grantor expressly grants to Lender, as secured party, a security interest in the portion of the Property which is or may be subject to the provisions of the Uniform Commercial Code which are applicable to secured transactions; it being understood and agreed that the Improvements and Fixtures are part and parcel of the Land (the Land, the Improvements and the Fixtures are collectively referred to as the “Real Property”) appropriated to the use thereof and, whether affixed or annexed to the Real Property or not, will for the purposes of this Security Instrument be deemed conclusively to be real estate and mortgaged hereby.

4

Section 1.2 Assignment of Rents. Grantor hereby absolutely and unconditionally assigns to Lender all of Grantor’s right, title and interest in and to all current and future Leases and Rents; it being intended by Grantor that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Nevertheless, subject to the terms of Section 7.1(h) of this Security Instrument, Lender grants to Grantor a revocable license to collect, receive, use and enjoy the Rents. Grantor will hold the Rents, or a portion thereof sufficient to discharge all current sums as they come due on the Obligations (as hereinafter defined), for use in the payment of such sums.

Section 1.3 Security Agreement. This Security Instrument is both a real property mortgage and a “security agreement” within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Grantor in the Property. By executing and delivering this Security Instrument, Grantor hereby grants to Lender, as security for the Obligations (as hereinafter defined), a security interest in the Fixtures, the Equipment, the Personal Property and other property constituting the Property to the full extent that the Fixtures, the Equipment, the Personal Property and such other property may be subject to the Uniform Commercial Code (said portion of the Property so subject to the Uniform Commercial Code being called the “Collateral”). If an Event of Default occurs and is continuing, Lender, in addition to any other rights and remedies which it may have, will have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Lender after the occurrence and during the continuance of an Event of Default, Grantor will, at its expense, assemble the Collateral and make it available to Lender at a convenient place (at the Land if tangible property) acceptable to Lender. Grantor will pay to Lender on demand any and all expenses, including legal expenses and reasonable attorneys’ fees, incurred or paid by Lender in protecting its interest in the Collateral and in enforcing its rights hereunder with respect to the Collateral after the occurrence of an Event of Default. Any notice of sale, disposition or other intended action by Lender with respect to the Collateral sent to Grantor in accordance with the provisions hereof at least 10 Business Days prior to such action, will, except as otherwise provided by applicable law, constitute reasonable notice to Grantor. The proceeds of any disposition of the Collateral, or any part thereof, shall, except as otherwise required by applicable law, be applied by Lender to the payment of the Obligations (as hereinafter defined) in such priority and proportions as Lender in its reasonable discretion deems proper. The principal place of business of Grantor (Debtor) is as set forth on page one hereof and the address of Lender (Secured Party) is as set forth on page one hereof.

Section 1.4 Fixture Filing. Certain of the Property is or will become “fixtures” (as that term is defined in the Uniform Commercial Code) on the Land, described or referred to in this Security Instrument, and this Security Instrument, upon being filed for record in the real estate records of the city or county wherein such fixtures are situated, will operate also as a financing statement naming Grantor as Debtor and Lender as Secured Party filed as a fixture filing in accordance with the applicable provisions of said Uniform Commercial Code upon such of the Property that is or may become fixtures.

Section 1.5 Pledges of Monies Held. Grantor hereby pledges to Lender any and all monies now or hereafter held by Lender or on behalf of Lender in connection with the Loan, including any sums deposited in any required accounts, Insurance Proceeds and Condemnation Proceeds, as additional security for the Obligations (as hereinafter defined) until expended or applied as provided in this Security Instrument or the Loan Agreement.

5

CONDITIONS TO GRANT

TO HAVE AND TO HOLD the above granted and described Property unto and to the use and benefit of Lender and its successors and assigns, forever;

PROVIDED, HOWEVER, this grant is made upon the express condition that, if the Obligations (as hereinafter defined) are fully and indefeasibly paid and performed, at the time and in the manner provided in the Loan Documents, and if Grantor complies with each and every covenant and condition set forth herein and in the other Loan Documents, the estate hereby granted will cease, terminate and be void; provided, however, Grantor’s obligation to indemnify and hold harmless Lender pursuant to the provisions hereof will survive any such payment or release. At such time as the Obligations are indefeasibly and fully paid and performed, Lender shall cause a release, termination, satisfaction or reconveyance (as applicable) of this Security Instrument to be filed in the appropriate filing office.

Article 2 - DEBT AND OBLIGATIONS SECURED

Section 2.1 Debt. This Security Instrument and the grants, assignments and transfers made in Article 1 are given for the purpose of securing the Debt which includes, but is not limited to, the obligations of Borrower to pay to Lender the principal and interest owing pursuant to the terms and conditions of the Note and the Loan Agreement.

Section 2.2 Other Obligations. This Security Instrument and the grants, assignments and transfers made in Article 1 are also given for the purpose of securing the following (the “Other Obligations”):

(a) the payment and performance of all other obligations of Grantor contained herein, including all fees and charges payable by Grantor;

(b) the payment and performance of each obligation of Borrower contained in the Loan Agreement and any other Loan Document, including all fees and charges payable by Borrower; and

(c) the performance of each obligation of Borrower contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of the Note, the Loan Agreement or any other Loan Document;

Section 2.3 Debt and Other Obligations. “Obligations”, as used herein, shall mean “Obligations” as defined in the Loan Agreement.

6

Article 3 - GRANTOR COVENANTS

Grantor covenants and agrees that:

Section 3.1 Payment of Obligations. Grantor will pay and perform the Obligations at the time and in the manner provided in the Loan Agreement, the Note and this Security Instrument.

Section 3.2 Incorporation by Reference. All the covenants, conditions and agreements contained in (a) the Loan Agreement, (b) the Note and (c) all and any of the other Loan Documents, are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.

Section 3.3 Insurance. Grantor will obtain and maintain, or cause to be maintained, in full force and effect at all times insurance with respect to Grantor and the Property as required pursuant to the Loan Agreement. In the event Grantor fails to obtain, maintain, keep in force or deliver to Lender the policies of insurance required by the Loan Agreement in accordance with the terms thereof, Lender may (but has no obligation to) procure such insurance or single-interest insurance for such risks covering Lender’s interests as provided in the Loan Agreement, and Grantor will pay all premiums thereon promptly upon demand by Lender, and until such payment is made by Grantor, the amount advanced by Lender with respect to all such premiums will, at Lender’s option, bear interest at the Default Rate.

Section 3.4 Maintenance of Property. Grantor will cause the Property to be maintained in a good and safe condition and repair and otherwise in accordance with the Loan Agreement. The Improvements, the Fixtures, the Equipment and the Personal Property will not be removed, demolished or altered without the consent of Lender other than in accordance with the terms and conditions of the Loan Agreement. Grantor will promptly repair, replace or rebuild any part of the Property which may be destroyed by any casualty or become damaged, worn or dilapidated or which may be affected by any condemnation, and will complete and pay for any structure at any time in the process of construction or repair on the Land.

Section 3.5 Waste. Grantor will not commit or suffer any waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or allow the cancellation of any insurance policy which Grantor is obligated to maintain pursuant to the Loan Agreement, or do or permit to be done thereon anything that may in any way materially impair the value of the Property or the security of this Security Instrument. Grantor will not, without the prior written consent of Lender, grant consent to any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof.

7

Section 3.6 Payment for Labor and Materials.

(a) Grantor will promptly pay when due all bills and costs for labor and materials (“Labor and Material Costs”) incurred in connection with the Property and not permit to exist beyond the due date thereof in respect of the Property or any part thereof any lien or security interest, even though inferior to the liens and the security interests hereof, and in any event not permit to be created or exist in respect of the Property or any part thereof any other or additional Lien or Security Interest other than the liens or security interests hereof and except for the Permitted Exceptions.

(b) After prior written notice to Lender, Grantor, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Labor and Material Costs, provided that (i) no Default or Event of Default has occurred and is continuing, (ii) either (A) such proceeding will suspend the collection of the Labor and Material Costs from Grantor and from the Property, or (B) Grantor has paid all of the Labor and Material Costs under protest, (iii) such proceeding is permitted and conducted in accordance with the provisions of any other instrument to which Grantor or the Property is subject and will not constitute a default thereunder, (iv) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost, (v) Grantor has furnished such security as may be required in the proceeding, or as may be requested by Lender to insure the payment of any contested Labor and Material Costs, together with all interest and penalties thereon, and (vi) Grantor has provided (at Grantor’s sole cost and expense) such endorsements to Lender’s title insurance policy as Lender may require. Lender may pay over any such security or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established by a court of competent jurisdiction or the Property (or part thereof or interest therein) is in danger of being sold, forfeited, terminated, cancelled or lost or there is any danger of any Lien related to the contested Labor and Material Costs becoming senior in priority, in whole or in part, to the Lien of the Security Instrument.

Section 3.7 Payment of Taxes and Impositions.

(a) Grantor will pay, or cause to be paid prior to delinquency, all real property taxes and assessments, general and special, and all other taxes, assessments, duties, levies, imposts, deductions, charges or withholdings, of any kind or nature whatsoever, including nongovernmental levies or assessments such as maintenance charges, levies or charges resulting from covenants, conditions and restrictions affecting the Property, which are assessed or imposed upon the Property, or become due and payable, and which create or are reasonably likely to create a lien upon the Property (all the foregoing, collectively, “Impositions”).

(b) After prior notice to Lender, Grantor, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Impositions, provided that (i) reserved, (ii) either (A) such proceeding will suspend the collection of the Impositions from Grantor and from the Property, or (B) Grantor has paid all of the Impositions under protest, (iii) such proceeding is permitted and conducted in accordance with the provisions of any other instrument to which Grantor or the Property is subject and will not constitute a default thereunder, (iv) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost, (v) Grantor will promptly upon final determination thereof pay the amount of any such Impositions, together with all costs, interest and penalties which may be payable in connection therewith, and (vi) Grantor has furnished such security as may be required in the proceeding, or as may be reasonably requested by Lender to insure the payment of any contested Impositions, together with all interest and penalties thereon. Lender may pay over any such security or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established by a court of competent jurisdiction (or applicable governing body) or the Property (or part thereof or interest therein) is in danger of being sold, forfeited, terminated, cancelled or lost.

8

Section 3.8 Change of Name, Jurisdiction. In addition to the restrictions contained in the Loan Agreement, Grantor will not change Grantor’s name, identity (including its trade name or names) or jurisdiction of formation or organization unless Grantor has first obtained the prior written consent of Lender to such change, which consent will not be unreasonably withheld, conditioned or delayed, and has taken all actions necessary or required by Lender to file or amend any financing statements or continuation statements to assure perfection and continuation of perfection of security interests under the Loan Documents.

Section 3.9 Utilities. Grantor will pay or cause to be paid when due all utility charges that are incurred by Grantor for the benefit of the Property or that may become a charge or lien against the Property for gas, electricity, water or sewer services furnished to the Property and all other assessments or charges of a similar nature, whether public or private, affecting or related to the Property or any portion thereof, whether or not such assessments or charges are or may become liens thereon.

Section 3.10 Casualty After obtaining knowledge of the occurrence of any damage, destruction or other casualty to the Property or any part thereof, whether or not covered by insurance, Grantor must immediately notify Lender in writing. In the event of such casualty, all proceeds of insurance (collectively, the “Insurance Proceeds”) must be payable to Lender and no other party, and Grantor hereby authorizes and directs any affected insurance company to make payment of such Insurance Proceeds directly to Lender and no other party. If Grantor receives any Insurance Proceeds, Grantor must pay over such Insurance Proceeds to Lender within 2 Business Days. Lender is hereby authorized and empowered by Grantor to settle, adjust or compromise any and all claims for loss, damage or destruction under any policy or policies of insurance. In the event of a foreclosure of this Security Instrument, or other transfer of title to the Property in extinguishment in whole or in part of the Obligations, all right, title and interest of Grantor in and to the insurance policies required by the Loan Agreement that are then in force, and all Insurance Proceeds payable thereunder, will vest in the purchaser at such foreclosure sale or in Lender or other transferee in the event of such other transfer of title. Nothing herein will be deemed to excuse Grantor from repairing or maintaining the Property as provided in this Security Instrument or restoring all damage or destruction to the Property, regardless of the availability or sufficiency of Insurance Proceeds, and the application or release by Lender of any Insurance Proceeds will not cure or waive any Default, Event of Default or notice of Default or invalidate any action taken by or on behalf of Lender pursuant to any such notice.

9

Section 3.11 CONDEMNATION If any proceeding or action is commenced for the taking of the Property, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, condemnation or otherwise, or if the same is taken or damaged by reason of any public improvement or condemnation proceeding, or in any other manner, or should Grantor receive any notice or other information regarding such proceeding, action, taking or damage, Grantor must immediately notify Lender in writing. Lender may commence, appear in and prosecute in its own name any such action or proceeding. Lender may also make any compromise or settlement in connection with such taking or damage. Lender will not be liable to Grantor for any failure by Lender to collect or to exercise diligence in collecting any such compensation for a taking. All compensation, awards, damages, rights of action and proceeds awarded to Grantor by reason of any such taking or damage to the Property or any part thereof or any interest therein for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other manner (the “Condemnation Proceeds”) are hereby assigned to Lender and Grantor agrees to execute such further assignments of the Condemnation Proceeds as Lender may require. Grantor may not, without the prior written consent of Lender, compromise or settle any claim resulting from the condemnation proceeding which results in the Condemnation Proceeds being less than Lender’s reasonable estimate of the damages resulting from the taking. Nothing herein will be deemed to excuse Grantor from repairing, maintaining or restoring the Property as provided in this Security Instrument, regardless of the availability or sufficiency of any Condemnation Proceeds, and the application or release by Lender of any Condemnation Proceeds will not cure or waive any Default, Event of Default or notice of Default or invalidate any action taken by or on behalf of Lender pursuant to any such notice. In the event of a foreclosure of this Security Instrument, or other transfer of title to the Property in extinguishment in whole or in part of the Obligations, all right, title and interest of Grantor in and to the Condemnation Proceeds will vest in the purchaser at such foreclosure sale or in Lender or other transferee in the event of such other transfer of title.

Section 3.12 Availability of Net Proceeds.

(a) In the event of damage, destruction or other casualty to the Property or any part thereof that results in a loss of 75% or more of the full replacement value of the Property, as reasonably determined by Lender, all Net Proceeds (as defined below) received by Lender may be used to prepay the Obligations in accordance with the terms of the Loan Agreement and the Note or may be distributed to Grantor pursuant to the terms of Section 3.12(b) below. Should the Net Proceeds exceed the amount of the Obligations due, any such excess will be repaid to Grantor. Should the Net Proceeds be less than the Obligations, any deficiency will be paid by Grantor to Lender within 30 days of demand by Lender. Lender’s right to payment of Net Proceeds will exist whether or not any such loss results in any impairment to the security of the Lender under this Security Instrument.

10

(b) In the event of damage, destruction or other casualty to the Property or any part thereof that results in a loss of less than 75% of the full replacement value of the Property, as reasonably determined by Lender, Lender will make the Net Proceeds received by Lender available to Grantor to pay the cost of reconstruction of the Property, subject to the satisfaction of the following conditions as determined by Lender: (i) no Default or Event of Default has occurred and is continuing; (ii) the cost of reconstruction is equal to or less than the amount of Net Proceeds received by Lender, or Grantor has deposited with Lender such additional funds such that the sum of the Net Proceeds and such funds equals the cost of reconstruction; (iii) Lender (and, at Lender’s option, its consultant) has received and approved in its reasonable discretion the plans and specifications, construction contracts, construction budget and construction schedule for such reconstruction, and the same have all been approved by all applicable Governmental Authorities; (iv) Lender has determined in its reasonable discretion that such reconstruction can be completed on or before the earliest to occur of: (A) 6 months prior to the Maturity Date (and the casualty has occurred prior to such period), (B) the earliest date required for such completion under the terms of any Leases or material agreements affecting the Property, (C) such time as may be required under applicable Governmental Requirements, or (D) the expiration of the loss of rents or business interruption insurance coverage required under the Loan Agreement; (v) the Property and the use thereof after the reconstruction will be in material compliance with and permitted under all Governmental Requirements; (vi) all Net Proceeds and any deposits required by subsection (ii) above will be held by Lender and will be disbursed in accordance with disbursement procedures established by Lender in its reasonable discretion; (vii) Lender is satisfied that any operating deficits, including scheduled payments of principal and interest under the Note and the Loan Agreement, which will be incurred with respect to the Property as a result of the occurrence of any such casualty will be covered out of the loss of rents or business interruption insurance coverage required under the Loan Agreement; and (viii) Grantor will commence reconstruction as soon as reasonably practicable but in no event later than 180 days after such casualty. If any of these conditions will not be satisfied as determined by Lender, then Lender will have the right to use the Net Proceeds to prepay the Obligations in accordance with the Note and the Loan Agreement. If any Net Proceeds remain available after completion of the reconstruction of the Property, then such Net Proceeds will be used to prepay the Obligations in accordance with the Loan Agreement and the Note.

(c) In the event of any taking or condemnation of the Property or any part thereof or interest therein, all Net Proceeds will be paid to Lender, and Lender may elect to apply the Net Proceeds to prepay the Obligations in accordance with the terms of the Loan Agreement and the Note, or Lender may hold said Net Proceeds and make said Net Proceeds available for restoration or rebuilding of the Property in accordance with Section 3.11(b).

(d) The term “Net Proceeds” means (i) the net amount of the Insurance Proceeds received by Lender after deduction of Lender’s costs and expenses (including reasonable attorneys’ fees), if any, in collecting the same; or (ii) the net amount of the Condemnation Proceeds received by Lender after deduction of Lender’s costs and expenses (including reasonable attorneys’ fees), if any, in collecting the same, whichever the case may be.

11

Article 4 - OBLIGATIONS AND RELIANCES

Section 4.1 Relationship of Grantor and Lender. The relationship between Grantor and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Grantor, and no term or condition of any of the Loan Agreement, the Note, this Security Instrument or any of the other Loan Documents will be construed so as to deem the relationship between Grantor and Lender to be other than that of debtor and creditor.

Section 4.2 No Reliance on Lender. The general partners, members, principals and (if Grantor is a trust) beneficial owners of Grantor are experienced in the ownership and operation of properties similar to the Property, and Grantor and Lender are relying solely upon such expertise and business plan in connection with the ownership and operation of the Property. Grantor is not relying on Lender’s expertise, business acumen or advice in connection with the Property.

Section 4.3 No Lender Obligations.

(a) Notwithstanding anything to the contrary contained in this Security Instrument, Lender is not undertaking the performance of (i) any obligations under the Leases; or (ii) any obligations with respect to any other agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents.

(b) By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to this Security Instrument, the Loan Agreement, the Note or the other Loan Documents, including any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Lender will not be deemed to have warranted, consented to, or affirmed the sufficiency, legality or effectiveness of same, and such acceptance or approval thereof will not constitute any warranty or affirmation with respect thereto by Lender.

Section 4.4 Reliance. Grantor recognizes and acknowledges that in accepting the Loan Agreement, the Note, this Security Instrument and the other Loan Documents, Lender is expressly and primarily relying on the truth and accuracy of the warranties and representations set forth in Article V of the Loan Agreement without any obligation to investigate the Property and notwithstanding any investigation of the Property by Lender; that such reliance existed on the part of Lender prior to the date hereof; that the warranties and representations are a material inducement to Lender in making the Loan; and that Lender would not be willing to make the Loan and accept this Security Instrument in the absence of the warranties and representations as set forth in Article V of the Loan Agreement.

12

Article 5 - FURTHER ASSURANCES

Section 5.1 Recording of Security Instrument, etc. Grantor forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to time, will cause this Security Instrument and any of the other Loan Documents creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Lender in, the Property. Grantor will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, this Security Instrument, the other Loan Documents, any note, deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Instrument, any deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.

Section 5.2 Further Acts, etc. Grantor will, at Grantor’s sole cost and expense, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, deeds of trust, mortgages, assignments, notices of assignments, transfers and assurances, in form and content reasonably acceptable to Grantor, as Lender may, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the property and rights hereby mortgaged, deeded, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Grantor may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument, or for complying with all applicable Laws and Governmental Requirements. Grantor hereby authorizes Lender to file or record one or more financing statements (including initial financing statements and amendments thereto and continuation statements), to evidence more effectively the security interest of Lender in the Property. Grantor also ratifies its authorization for Lender to have filed or recorded any like initial financing statements, amendments thereto and continuation statements, if filed or recorded prior to the date of this Security Instrument.

Section 5.3 Changes in Tax, Debt, Credit and Documentary Stamp Laws.

(a) If any law is enacted or adopted or amended after the date of this Security Instrument which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Lender’s interest in the Property, Grantor will pay the tax, with interest and penalties thereon, if any, in accordance with the applicable provisions of the Loan Agreement. If Lender is advised by counsel chosen by it that the payment of any such tax by Grantor would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury then Lender will have the option by written notice of not less than 120 days to declare the Debt immediately due and payable.

(b) Grantor will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes assessed against the Property, or any part thereof, and no deduction will otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Security Instrument or the Debt. If such claim, credit or deduction is be required by law, Lender will have the option, by written notice of not less than 120 days, to declare the Debt immediately due and payable.

(c) If at any time the United States of America, any State thereof or any subdivision of any such State will require revenue or other stamps to be affixed to the Note, this Security Instrument, or any of the other Loan Documents or impose any other tax or charge on the same, Grantor will pay for the same, with interest and penalties thereon, if any.

13

Article 6 - DUE ON SALE/ENCUMBRANCE

Section 6.1 Lender Reliance. Grantor acknowledges that Lender has examined and relied on the experience of Grantor and its general partners, members, principals and (if Grantor is a trust) beneficial owners in owning and operating properties such as the Property in agreeing to make the Loan, and will continue to rely on Grantor’s ownership of the Property as a means of maintaining the value of the Property as security for repayment and performance of the Obligations. Grantor acknowledges that Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Grantor default in the repayment of the Obligations or the performance of the Obligations, Lender can recover the Obligations by a sale of the Property.

Section 6.2 No Transfer. Grantor will comply in all respects with the provisions of the Loan Agreement regarding (a) selling, transferring, leasing, conveying or encumbering the Land, the Equipment or the Improvements or the direct or indirect interests in Grantor, and (b) changing control of Grantor. Any sale of all or any portion of the Property, without the prior written consent of Lender, shall result in the immediate acceleration of the Debt.

Article 7 - RIGHTS AND REMEDIES UPON DEFAULT

Section 7.1 Remedies. Upon the occurrence and during the continuance of any Event of Default, unless such Event of Default is subsequently waived in writing by Lender (provided that Lender has no obligation whatsoever to grant any such waiver and any such waiver, if granted, will be considered a one-time waiver), Lender may exercise any or all of the following rights and remedies, consecutively or simultaneously, and in any order:

(a) Exercise any and all rights and remedies specified in the Loan Agreement, including declaring that the Commitment is terminated and/or declaring that the entire unpaid principal balance of the Obligations are immediately due and payable, together with accrued and unpaid interest thereon;

(b) Institute proceedings, judicial or otherwise, for the complete foreclosure of this Security Instrument under any applicable provision of law, in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

(c) With or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Obligations then due and payable, subject to the continuing lien and security interest of this Security Instrument for the balance of the Obligations not then due, unimpaired and without loss of priority;

(d) Institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Note, the Loan Agreement or in the other Loan Documents;

(e) Recover judgment on the Obligations either before, during or after any proceedings for the enforcement of this Security Instrument or the other Loan Documents;

(f) Apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Obligations and without regard for the solvency of Borrower, any guarantor or any indemnitor with respect to the Loan or of any Person liable for the payment of the Obligations;

14

(g) The license granted to Grantor under Section 1.2 hereof will automatically be revoked and Lender may enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Grantor and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Grantor and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Grantor agrees to surrender possession of the Property and of such books, records and accounts to Lender upon demand, and thereupon Lender may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (ii) complete any construction on the Property in such manner and form as Lender deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Property as Lender determines are reasonably necessary to maintain, relet or operate the Property, in its sole discretion; (iv) exercise all rights and powers of Grantor with respect to the Property, whether in the name of Grantor or otherwise, including the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof; (v) require Grantor to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Grantor; (vi) require Grantor to vacate and surrender possession of the Property to Lender or to such receiver and, in default thereof, Grantor may be evicted by summary proceedings or otherwise; and (vii) apply the receipts from the Property to the payment of the Obligations, in such order, priority and proportions as Lender deems appropriate in its sole discretion after deducting therefrom all expenses (including attorneys’ fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Insurance Premiums and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Lender, its in-house and outside counsel, agents and employees. The entering upon and taking possession of the Property, the collection of such Rents and the application thereof as aforesaid, will not cure or waive any default or notice of default hereunder or invalidate any act done in response to such default or pursuant to such notice of default and, notwithstanding the continuance in possession of all or any portion of the Property or the collection, receipt and application of Rents, Lender will be entitled to exercise every right provided for in any of the Loan Documents or by law upon occurrence of any Event of Default, including, without limitation, the right to exercise the power of sale contained herein.

(h) Exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (i) the right to take possession of the Fixtures, the Equipment and the Personal Property, or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Fixtures, the Equipment and the Personal Property, and (ii) require Grantor at its expense to assemble the Fixtures, the Equipment and the Personal Property and make it available to Lender at a convenient place acceptable to Lender. Any notice of sale, disposition or other intended action by Lender with respect to the Fixtures, the Equipment and/or the Personal Property sent to Grantor in accordance with the provisions hereof at least 10 days prior to such action, will constitute commercially reasonable notice to Grantor;

(i) Apply any sums then deposited or held in escrow or otherwise by or on behalf of Lender in accordance with the terms of the Loan Agreement, this Security Instrument or any other Loan Document to the payment of the following items in any order in its sole and absolute discretion:

(i) Taxes;

15

(ii) Insurance Premiums;

(iii) Liens upon the Property;

(iv) Interest on the unpaid principal balance of the Note;

(v) The unpaid principal balance of the Note;

(vi) All other sums payable pursuant to the Note, the Loan Agreement, this Security Instrument and the other Loan Documents, including advances made by Lender pursuant to the terms of this Security Instrument;

(j) Pursue such other remedies as Lender may have under the other Loan Documents and/or applicable law; or

(k) apply the undisbursed balance of any Insurance Proceeds and/or Condemnation Proceeds, together with interest thereon, to the payment of the Obligations in such order, priority and proportions as Lender will deem to be appropriate in its discretion.

In the event of a sale, by foreclosure or otherwise, of less than all of Property, this Security Instrument will continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority.

Section 7.2 Application of Proceeds. The purchase money, proceeds and avails of any disposition of the Property, and or any part thereof, or any other sums collected by Lender pursuant to the Note, this Security Instrument or the other Loan Documents, may be applied by Lender to the payment of the Obligations in such priority and proportions as Lender in its discretion will deem proper, to the extent consistent with applicable Laws.

Section 7.3 Actions and Proceedings. Grantor will give Lender prompt written notice of the written assertion of any claim with respect to, or the filing of any action or proceeding purporting to affect the Property, the security hereof or the rights or powers of Lender. Lender has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Grantor, which Lender, in its discretion, decides should be brought to protect its interest in the Property.

Section 7.4 Recovery of Sums Required To be Paid. Lender will have the right from time to time to take action to recover any sum or sums which constitute a part of the Obligations as the same become due, without regard to whether or not the balance of the Obligations is due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Grantor existing at the time such earlier action was commenced. In the event Grantor is curing a default or is paying off the Loan and Lender has incurred fees which Grantor is obligated to pay to Lender under any of the Loan Documents, and such amount has not been reduced to a final amount at the time Grantor is curing the default or is paying off the Loan, Lender may require Grantor to pay a reasonable estimate of such fees with the payment curing the default or with the payoff of the Loan, and any amount paid in excess of the estimate by the Grantor will be refunded to the Grantor after the final amount of such fee is determined.

16

Section 7.5 Other Rights, Etc.

(a) The failure of Lender to insist upon strict performance of any term hereof will not be deemed to be a waiver of any term of this Security Instrument. Grantor will not be relieved of Grantor’s obligations hereunder by reason of (i) the failure of Lender to comply with any request of Grantor or any guarantor or indemnitor with respect to the Loan to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Note or the other Loan Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any Person liable for the Obligations or any portion thereof, or (iii) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Security Instrument or the other Loan Documents.

(b) It is agreed that the risk of loss or damage to the Property is on Grantor, and Lender will have no liability whatsoever for decline in value of the Property, for failure to maintain any insurance policies, or for failure to determine whether insurance in force is adequate as to the amount or nature of risks insured. Possession by Lender will not be deemed an election of judicial relief if any such possession is requested or obtained with respect to all or any portion of the Property or collateral not in Lender’s possession.

(c) Lender may resort for the payment of the Obligations to any other security held by Lender in such order and manner as Lender, in its discretion, may elect. Lender may take action to recover the Obligations, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to foreclose this Security Instrument. The rights of Lender under this Security Instrument will be separate, distinct and cumulative and none will be given effect to the exclusion of the others. No act of Lender will be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Lender will not be limited exclusively to the rights and remedies herein stated but will be entitled to every right and remedy now or hereafter afforded at law or in equity.

Section 7.6 Right to Release Any Portion of the Property. Lender may release any portion of the Property for such consideration as Lender may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder are reduced by the actual monetary consideration, if any, received by Lender for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder. This Security Instrument will continue as a lien on, and security interest in, the remaining portion of the Property.

Section 7.7 Violation of Laws. If the Property is not in compliance in all material respects with Governmental Requirements, Lender may impose additional requirements upon Grantor in connection herewith including monetary reserves or financial equivalents.

Section 7.8 Right of Entry. Upon reasonable notice to Grantor, Lender and its agents will have the right to enter and inspect the Property at all reasonable times.

17

Section 7.9 Bankruptcy.

(a) After the occurrence of an Event of Default, Lender will have the right to proceed in its own name or in the name of Grantor in respect of any claim, suit, action or proceeding relating to the rejection of any Lease, including the right to file and prosecute, to the exclusion of Grantor, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect of the lessee under such Lease under the Bankruptcy Code.

(b) If there is filed by or against Grantor a petition under the Bankruptcy Code and Grantor, as lessor under any Lease, determines to reject such Lease pursuant to Section 365(a) of the Bankruptcy Code, then Grantor will give Lender not less than 10 days’ prior notice of the date on which Grantor will apply to the bankruptcy court for authority to reject the Lease. Lender will have the right, but not the obligation, to serve upon Grantor within such 10 day period a notice stating that (i) Lender demands that Grantor assume and assign the Lease to Lender pursuant to Section 365 of the Bankruptcy Code and (ii) Lender covenants to cure or provide adequate assurance of future performance under the Lease. If Lender serves upon Grantor the notice described in the preceding sentence, Grantor will not seek to reject the Lease and will comply with the demand provided for in clause (i) of the preceding sentence within 30 days after the notice is given, subject to the performance by Lender of the covenant provided for in clause (ii) of the preceding sentence.

Section 7.10 Waiver of Event of Default. Lender may waive the occurrence of an Event of Default from time to time in its discretion but without any obligation whatsoever to do so. Grantor will only be entitled to rely on a waiver if Lender expressly states, in writing, that it waives the occurrence of an Event of Default. If Lender issues a written waiver of an Event of Default, and no other uncured Event of Default is then continuing, then Lender may agree in its discretion, but without any obligation to do so, to treat any provision in this Security Instrument or in any other Loan Document as if no Event of Default had ever occurred.

Section 7.11 Acceptance of Payments. Grantor agrees that if Grantor makes a tender of a payment but does not simultaneously tender payment of any late charge, Default Rate interest or other amount then due and owing by Grantor under this Security Instrument or the other Loan Documents, and such payment is accepted by Lender, with or without protest, such acceptance will not constitute any waiver of Lender’s rights to receive such amounts. Furthermore, if Lender accepts any payment from Grantor or any Guarantor after a Default or Event of Default, such acceptance will not constitute a waiver or satisfaction of any such Default or Event of Default. Any waiver or satisfaction of a Default or Event of Default must be evidenced by an express writing of Lender.

Article 8 - ENVIRONMENTAL HAZARDS

Section 8.1 Environmental Covenants. Grantor has provided representations, warranties and covenants regarding environmental matters set forth in the Indemnity and Grantor will comply with the aforesaid covenants regarding environmental matters. Notwithstanding anything to the contrary contained in this Security Instrument, the obligations of Grantor under the Indemnity are not and shall not be secured by the lien of this Security Instrument.

18

Article 9 - INDEMNIFICATION

The provisions of Section 3.6 (Commitment Fee), Section 13.19 (Costs, Fees, and Expenses) and Section 13.20 (Indemnification) of the Loan Agreement are hereby incorporated by reference into this Security Instrument to the same extent and with the same force as if fully set forth herein.

Article 10 - CERTAIN WAIVERS

Section 10.1 Waiver of Offsets; Defenses; Counterclaim. Grantor hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender to offset any obligations to make the payments required by the Loan Documents. No failure by Lender to perform any of its obligations hereunder will be a valid defense to, or result in any offset against, any payments which Grantor is obligated to make under any of the Loan Documents.

Section 10.2 Marshalling and Other Matters. To the extent permitted by applicable law, Grantor hereby waives the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption Laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Grantor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Grantor, and on behalf of each and every Person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all other Persons to the extent permitted by applicable law.

Section 10.3 Waiver of Notice. To the extent permitted by applicable law, Grantor will not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Security Instrument or any of the other Loan Documents specifically and expressly provides for the giving of notice by Lender to Grantor and except with respect to matters for which Lender is required by applicable law to give notice, and Grantor hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Security Instrument does not specifically and expressly provide for the giving of notice by Lender to Grantor. All sums payable by Grantor pursuant to this Security Instrument must be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Grantor hereunder will in no way be released, discharged or otherwise affected (except as expressly provided herein) by reason of: (a) any damage to or destruction of or any condemnation or similar taking of the Property or any part thereof; (b) any restriction or prevention of or interference by any third party with any use of the Property or any part thereof; (c) any title defect or encumbrance or any eviction from the Property or any part thereof by title paramount or otherwise; (d) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Lender, or any action taken with respect to this Security Instrument by any trustee or receiver of Lender, or by any court, in any such proceeding; (e) any claim which Grantor has or might have against Lender; (f) any default or failure on the part of Lender to perform or comply with any of the terms hereof or of any other agreement with Grantor; or (g) any other occurrence whatsoever, whether similar or dissimilar to the foregoing; whether or not Grantor has notice or knowledge of any of the foregoing.

19

Article 11 - NOTICES

All notices or other written communications hereunder will be delivered in accordance with the notice provisions of the Loan Agreement.

Article 12 - APPLICABLE LAW

Section 12.1 GOVERNING LAW; WAIVER OF JURY TRIAL; JURISDICTION. THIS SECURITY INSTRUMENT AND THE OBLIGATIONS ARISING HEREUNDER WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF KANSAS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW. GRANTOR AND LENDER (BY ITS ACCEPTANCE HEREOF) EACH UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS SECURITY INSTRUMENT.

TO THE FULLEST EXTENT PERMITTED BY LAW, GRANTOR AND LENDER (BY ITS ACCEPTANCE HEREOF) HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION RELATING TO THE LOAN AND/OR THE LOAN DOCUMENTS. GRANTOR, TO THE FULLEST EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (A) SUBMITS TO PERSONAL JURISDICTION IN THE STATE OF KANSAS OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS SECURITY INSTRUMENT, (B) AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF KANSAS, (C) SUBMITS TO THE JURISDICTION AND VENUE OF SUCH COURTS AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT, AND (D) AGREES THAT IT WILL NOT BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM. GRANTOR FURTHER CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO GRANTOR AT THE ADDRESSES FOR NOTICES DESCRIBED IN THIS SECURITY INSTRUMENT, AND CONSENTS AND AGREES THAT SUCH SERVICE WILL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN WILL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW).

Section 12.2 Provisions Subject to Applicable Law. All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any term of this Security Instrument or any application thereof will be invalid or unenforceable, the remainder of this Security Instrument and any other application of the term will not be affected thereby.

20

Article 13 - DEFINITIONS

All capitalized terms not defined herein will have the respective meanings set forth in the Loan Agreement. If a capitalized term is defined herein and the same capitalized term is defined in the Loan Agreement, then the capitalized term that is defined herein shall be utilized for the purposes of this Security Instrument, provided, however, the foregoing shall not impact provisions that are incorporated herein by reference. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and the word “Grantor” will mean “each Grantor and any subsequent owner or owners of the Property or any part thereof or any interest therein,” the word “Lender” will mean “Lender and any subsequent holder of the Note,” the word “Note” will mean “the Note and any other evidence of indebtedness secured by this Security Instrument,” the word “Property” will include any portion of the Property and any interest therein, and the phrases “attorneys’ fees”, “legal fees” and “counsel fees” will be limited to the reasonable attorneys’ fees of Lender’s outside counsel and will not include the costs of Lender’s in-house counsel or collection agency fees.

Article 14 - MISCELLANEOUS PROVISIONS

Section 14.1 No Oral Change. This Security Instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Grantor or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

Section 14.2 Successors and Assigns. This Security Instrument will be binding upon and inure to the benefit of Grantor and Lender and their respective successors and assigns forever.

Section 14.3 Inapplicable Provisions. If any term, covenant or condition of the Loan Agreement, the Note or this Security Instrument is held to be invalid, illegal or unenforceable in any respect, the Loan Agreement, the Note and this Security Instrument will be construed without such provision.

Section 14.4 Headings, etc. The headings and captions of various Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

Section 14.5 Subrogation. If any or all of the proceeds of the Loan have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Lender will be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Lender and are merged with the lien and security interest created herein as cumulative security for the repayment of the Obligations, the performance and discharge of Grantor or Borrower’s obligations hereunder, under the Loan Agreement, the Note and the other Loan Documents and the performance and discharge of the Other Obligations.

21

Section 14.6 Entire Agreement. The Note, the Loan Agreement, this Security Instrument and the other Loan Documents constitute the entire understanding and agreement between Grantor and Lender with respect to the transactions arising in connection with the Obligations and supersede all prior written or oral understandings and agreements between Grantor and Lender with respect thereto. Grantor hereby acknowledges that, except as incorporated in writing in the Note, the Loan Agreement, this Security Instrument and the other Loan Documents, there are not, and were not, and no Persons are or were authorized by Lender to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of the Note, the Loan Agreement, this Security Instrument and the other Loan Documents.

Section 14.7 Limitation on Lender’s Responsibility. No provision of this Security Instrument will operate to place any obligation or liability for the control, care, management or repair of the Property upon Lender, nor will it operate to make Lender responsible or liable for any waste committed on the Property by the tenants or any other Person, or for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee or stranger. Nothing herein contained will be construed as constituting Lender a “mortgagee in possession.”

Section 14.8 Joint and Several. If more than one Person has executed this Security Instrument as “Grantor,” the representations, covenants, warranties and obligations of all such Persons hereunder will be joint and several.

Section 14.9 Lender’s Discretion. Whenever, pursuant to this Security Instrument or any of the other Loan Documents, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory or acceptable to Lender, or Lender exercises any right to grant or withhold consent, or Lender exercises its discretion in making any decision, the decision of Lender will, except as is otherwise specifically herein provided, be in the sole and absolute discretion of Lender and will be final and conclusive.

Section 14.10 No Merger. So long as the Obligations owed to Lender secured hereby remain unpaid and undischarged and unless Lender otherwise consents in writing, the fee, leasehold, subleasehold and sub-subleasehold estates in and to the Property will not merge but will always remain separate and distinct, notwithstanding the union of estates (without implying Grantor’s consent to such union) either in Grantor, Lender, any tenant or any third party by purchase or otherwise. In the event this Security Instrument is originally placed on a leasehold estate and Grantor later obtains fee title to the Property, such fee title will be subject and subordinate to this Security Instrument.

22

Article 15 - STATE-SPECIFIC PROVISIONS

Section 15.1 Principles Of Construction. In the event of any inconsistencies between the terms and conditions of this Article 15 and the other terms and conditions of this Security Instrument, the terms and conditions of this Article 15 will control and be binding.

Future Advances; Maximum Amount Secured. This Mortgage secures all future advances made by Lender to Grantor and is entitled to the priority as referenced in K.S.A. Section 58-2336. The total amount of obligations and advances secured hereby may decrease or increase from time to time, but at no time shall the total principal amount of obligations and advances secured hereby, not including sums expended or incurred for the reasonable protection of the security interest hereby created in the Mortgaged Property, exceed the sum of $4,880,00000.

Waiver of Right of Redemption. In addition to and not in limitation of the provisions of Section 10.2 above, Grantor hereby waives any right of redemption to which it is entitled under K.S.A. Section 60-2414.

Usury. Grantor hereby covenants and agrees that the loan secured by this Security Instrument constitutes a business loan, pursuant to KSA § 16-207 and that proceeds of the Loan will not be used for personal, family or household purposes, and therefore Grantor and Lender may agree in writing to any rate of interest in connection with such loan.

[Signature Page Follows]

23

IN WITNESS WHEREOF, this Security Instrument has been executed by Grantor as of the day and year first above written.

GRANTOR:

DIGITAL ALLY, INC.,
a Nevada corporation

By:	/s/ Stanton E. Ross
Name:	Stanton E. Ross
Title:	Chief Executive Officer

STATE OF ____________	)
) ss.
COUNTY OF __________	)

This instrument was acknowledged before me on _________________, 2023, by _________________________________ as ______ President of Digital Ally, Inc., a Nevada corporation.

(SEAL)
Printed Name:
Notary Public in and for said State
Commissioned in _____________ County

My Commission Expires:

24

EXHIBIT A

LEGAL DESCRIPTION

A TRACT OF LAND IN THE SOUTHEAST QUARTER OF SECTION 4, TOWNSHIP 13 SOUTH, RANGE 24 EAST, IN THE CITY OF LENEXA, JOHNSON COUNTY, KANSAS, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF THE SOUTHEAST QUARTER OF SECTION 4, TOWNSHIP 13 SOUTH, RANGE 24 EAST, CITY OF LENEXA, JOHNSON COUNTY, KANSAS; THENCE NORTH 87 DEGREES 25 MINUTES 00 SECONDS EAST ON THE SOUTH LINE OF THE SOUTHEAST QUARTER OF SECTION 4, TOWNSHIP 13 SOUTH, RANGE 24 EAST, 936.39 FEET TO THE POINT OF BEGINNING; THENCE NORTH 2 DEGREES 35 MINUTES 00 SECONDS WEST 400.00 FEET TO A POINT ON THE EXISTING DEDICATED SOUTHERLY RIGHT-OF-WAY OF MARSHALL DRIVE; THENCE NORTH 87 DEGREES 25 MINUTES 00 SECONDS EAST ON THE EXISTING DEDICATED SOUTHERLY RIGHT-OF-WAY LINE OF MARSHALL DRIVE, 603.10 FEET; THENCE SOUTH 15 DEGREES 02 MINUTES 40 SECONDS WEST, 419.71 FEET TO A POINT ON THE SOUTH LINE OF THE SOUTHEAST QUARTER OF SECTION 4, TOWNSHIP 13 SOUTH, RANGE 24 EAST; THENCE SOUTH 87 DEGREES 25 MINUTES 00 SECONDS WEST ON THE SOUTH LINE OF THE SOUTHEAST QUARTER OF SECTION 4, TOWNSHIP 13 SOUTH, RANGE 24 EAST, 476.00 FEET TO THE POINT OF BEGINNING.

25